Exhibit 99.1

FOR IMMEDIATE RELEASE

Knowles Announces Agreement with Caligan Partners, Falcon Edge Capital and
Patriot Global Management; Steven F. Mayer Added to Board of Directors

Knowles to Host Analyst Day in the Fall of 2019

ITASCA, Ill.—May 9, 2019— Knowles Corporation (NYSE: KN), a market leader and global provider of advanced micro-acoustic, audio processing and precision device solutions, today announced that it has entered into a Settlement Agreement with Caligan Partners, LP, Falcon Edge Capital, LP and Patriot Global Management, LP (the “Group”). As part of this agreement, the Board of Directors will add Steven F. Mayer to the Knowles Board effective immediately. Mr. Mayer will also stand for election at the 2019 Annual Meeting. Mr. Mayer's appointment will expand the Knowles Board to 10 directors, nine of whom are independent and five of whom will have been appointed in the last four years.

In addition, the Governance and Nominating Committee of the Knowles Board and the Group will search for an additional mutually agreed upon independent director to be identified next year. Furthermore, following approval at the 2018 Annual Meeting of Shareholders, the Knowles Board will continue its process of phased declassification beginning at the 2019 Annual Meeting and concluding at the 2021 Annual Meeting of Shareholders, after which the entire Board will stand for election annually. The Knowles Board also continues to unanimously recommend that shareholders vote in favor of proposals at the 2019 Annual Meeting to eliminate the supermajority vote requirements for amending the Company’s governance documents.

“The Knowles Board is committed to best-in-class governance and we are pleased to add Steve as a new independent director along with our other experienced and highly qualified nominees,” said Donald Macleod, Chairman of the Knowles Board. “We look forward to working together to drive sustainable growth and enhance value for all Knowles shareholders.”

“Knowles is the market leader in micro-acoustic components and high-reliability ceramic capacitors and filters, with a rich history of innovation. We look forward to working constructively with Steve and the Knowles Board to help the Company achieve its substantial potential,” said a spokesperson for the Group.

Knowles has entered into an agreement with the Group under which the Group has agreed to withdraw its slate of director nominees and vote all of its shares in support of Knowles’ full slate of directors at the Company’s 2019 Annual Meeting. Additionally, the Group has agreed to customary standstill and other provisions. The full agreement will be filed on Form 8-K with the U.S. Securities and Exchange Commission (SEC).

Knowles plans to file with the SEC a supplement to its definitive proxy statement, accompanied by a revised WHITE proxy card on which Knowles shareholders can vote to elect the Company’s four director nominees, including Mr. Mayer. Knowles shareholders who previously voted may change their vote by executing a WHITE proxy card or by voting by telephone or through the Internet by following the instructions shown on the WHITE proxy card. Only the latest dated proxy submitted will be counted.

J.P. Morgan is serving as Knowles’ financial advisor and Sidley Austin LLP is serving as the Company’s legal advisor. Schulte, Roth & Zabel is representing the Group.

2019 Analyst Day

Knowles also announced today that it plans to host an Analyst Day in the fall of 2019. Specific details will be provided at a later date.

About Steven F. Mayer

Steven Mayer is the Chief Executive Officer of Iron Horse Acquisition Corp. and Dedication Capital, LLC, privately held investment vehicles. From 2002 until 2018, he held a variety of senior positions with Cerberus Capital Management, L.P. and Cerberus California, LLC, affiliated private investment firms, most recently serving as Senior Managing Director, Co-Head of Global Private Equity, and Chairman of the Cerberus Investment Committee.

Previously, Mr. Mayer was an executive managing director of Gores Technology Group, a private equity investment firm that acquires controlling interests in and manages underperforming and non-core technology and telecommunications companies. Prior to joining Gores, Mr. Mayer served as a managing director of Libra Capital Partners, L.P. and Aries Capital Group, LLC, and was a principal with Apollo Advisors, L.P. and Lion Advisors, L.P., affiliated private equity investment firms. Prior to that time, Mr. Mayer was an attorney with Sullivan & Cromwell specializing in mergers, acquisitions, divestitures, leveraged buyouts and corporate finance.

Mr. Mayer has served as a member of the board of directors or equivalent body of a large number of companies in a wide variety of industries in the United States and Europe, and is currently a member of the Board of Directors of Grifols, S.A. and the Board of Supervisors of Syntellix AG.

Mr. Mayer holds a Bachelor in Arts from Princeton University and a Degree in Law (JD, Juris Doctor) from Harvard Law School.

About Knowles:

Knowles Corporation (NYSE: KN) is a market leader and global provider of advanced micro-acoustic, audio processing, and precision device solutions, serving the mobile consumer electronics, communications, medical, defense, automotive, and industrial markets. Knowles uses its leading position in MEMS (micro-electro-mechanical systems) microphones and strong capabilities in audio processing technologies to optimize audio systems and improve the user experience in mobile, ear, and IoT applications. Knowles is also the leader in acoustic components, high-end capacitors, and mmWave RF solutions for a diverse set of markets. Knowles’ focus on the customer, combined with unique technology, proprietary manufacturing techniques, rigorous testing, and global scale, enables it to deliver innovative solutions that optimize the user experience. Founded in 1946 and headquartered in Itasca, Illinois, Knowles is a global organization with employees in 11 countries. The company was spun out from Dover Corporation in 2014 and has been focused on reshaping its business portfolio and investing in high value solutions to diversify its revenue and increase exposure to high-growth markets. For more information, visit knowles.com.

Forward Looking Statements

This news release contains forward-looking statements within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “project,” “estimate,” “budget,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “seek,” “should,” “will,” “would,” “objective,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target,” and similar expressions, among others, generally identify forward-looking statements, which speak only as of the date the statements were made. The statements in this news release are based on currently available information and the current expectations, forecasts, and assumptions of Knowles' management concerning risks and uncertainties that could cause actual outcomes or results to differ materially from those outcomes or results that are projected, anticipated, or implied in these statements. These risks and uncertainties include, but are not limited to: unforeseen changes in MEMS microphone demand from our largest customers, in particular, two North American, a Korean, and Chinese OEM customers; the success and rate of multi-microphone and smart microphone adoption and proliferation of our “intelligent audio” solutions, including our audio edge processors, to high volume platforms; our ongoing ability to execute our strategy to diversify our end markets and customers; our ability to stem or overcome price erosion in our segments; fluctuations in our stock's market price; fluctuations in operating results and cash flows; our ability to prevent or identify quality issues in our products or to promptly remedy any such issues that are identified; the timing of OEM product launches; risks associated with increasing our inventories in advance of anticipated orders by customers; macroeconomic conditions, both in the U.S. and internationally; the impact of changes to laws and regulations that affect the Company’s ability to offer products or services to customers in different regions; risks associated with shareholder activism, including proxy contests; our ability to achieve continued reductions in our operating expenses; our ability to obtain, enforce, defend or monetize our intellectual property rights; increases in the costs of critical raw materials and components; availability of raw materials and components; managing new product ramps and introductions for our customers; our dependence on a limited number of large customers; our ability to maintain and expand our existing relationships with leading OEMs in order to maintain and increase our revenue; increasing competition and new entrants in the market for our products; our ability to develop new or enhanced products or technologies in a timely manner that achieve market acceptance; our reliance on third parties to manufacture, assemble, and test our products and sub-components; government trade restrictions and import/export controls; financial risks, including risks relating to currency fluctuations, credit risks and fluctuations in the market value of the Company; and changes in tax laws, changes in tax rates and exposure to additional tax liabilities; and other risks, relevant factors, and uncertainties identified in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, subsequent Reports on Forms 10-Q and 8-K and our other filings we make with the U.S. Securities and Exchange Commission (the “SEC”). Knowles disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Important Additional Information and Where to Find It

The Company has filed a definitive a proxy statement on Schedule 14A and accompanying WHITE proxy card with the SEC in connection with the solicitation of proxies for its 2019 Annual Meeting of Shareholders (the “Definitive Proxy Statement”). SHAREHOLDERS ARE STRONGLY ADVISED TO READ THE COMPANY’S DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the Definitive Proxy Statement and accompanying WHITE proxy card, any amendments or supplements to the Definitive Proxy Statement and other documents that the Company files with the SEC from the SEC’s website at www.sec.gov or the Company’s website at www.investor.knowles.com as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

Contact:

Mike Knapp

Investor Relations

Phone: (630) 238-5236

Email: Mike.Knapp@knowles.com

Media:

Matthew Sherman / Nicholas Lamplough / Mahmoud Siddig
Joele Frank, Wilkinson, Brimmer, Katcher
(212) 355-4449